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                                                                    Exhibit 99.1
                                                                    ------------

VASO ACTIVE PHARMACEUTICALS, INC.                   99 Rosewood Drive. Suite 260
                                                    Danvers, Massachusetts 01923


                                  NEWS RELEASE


FOR IMMEDIATE RELEASE                           CONTACT:             Matt Carter
                                                            978-750-1991 Ext. 28
                                                           mcarter@vasoactive.us
                                                           ---------------------


         VASO ACTIVE AND BIOCHEMICS FILE LAWSUIT AGAINST ROBINSON & COLE
         ---------------------------------------------------------------

     DANVERS, Mass. - (Business Wire) - February 21, 2006 - Vaso Active Pharmaceuticals, Inc. (VAPH.ob) and BioChemics, Inc. of Danvers, Massachusetts announced today that they have filed a lawsuit in the Connecticut Superior Court, Judicial District of Hartford, against the law firm of Robinson & Cole LLP. The lawsuit relates to advice provided by Robinson & Cole in 2003 in connection with Vaso Active's initial public offering, which Vaso Active and BioChemics believe caused costly proceedings to be brought by the SEC and private litigants. The causes of action set forth in the Complaint include: professional negligence, breach of contract, intentional misrepresentation, negligent misrepresentation and breach of fiduciary duty. While Connecticut procedure does not require a plaintiff to identify in the Complaint the amounts sought in the lawsuit, Vaso Active and BioChemics believe that as a direct result of Robinson & Cole's actions, they have incurred over $100 million in damages due to lost market capitalization, out-of-pocket expenses, loss of market opportunities and related damages. Kelley Drye & Warren LLP is representing Vaso Active and BioChemics, on a contingent basis, in the lawsuit and the costs of the litigation are not expected to be material to the Company's current cash flow or resources.

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     VASO ACTIVE PHARMACEUTICALS, INC, IS AN EARLY STAGE COMPANY THAT FOCUSES ON
COMMERCIALIZING, MARKETING AND SELLING OVER-THE-COUNTER PHARMACEUTICAL PRODUCTS THAT INCORPORATE EITHER A PATENTED TRANSDERMAL TECHNOLOGY ("VALE") OR A PROPRIETARY TOPICAL TECHNOLOGY ("PENTOCORE").

     THE UNIQUE VALE TECHNOLOGY IS A PATCHLESS, LIPID-BASED DELIVERY SYSTEM THAT USES AN ACTIVE PROCESS, INCORPORATING CHEMICAL VASODILATORS, TO DELIVER DRUGS THROUGH THE SKIN AND INTO THE BLOODSTREAM. PRODUCTS UTILIZING THIS TECHNOLOGY ARE CURRENTLY IN DEVELOPMENT.

     THE PENTOCORE TECHNOLOGY IS A TOPICAL FORMULATION AND THE COMPANY IS CURRENTLY MARKETING THREE PRODUCTS THAT INCORPORATE THIS TECHNOLOGY: OSTEON (FOR TEMPORARY RELIEF FROM MINOR ARTHRITIS PAIN), A-R EXTREME (FOR TEMPORARY RELIEF FROM MINOR MUSCLE AND JOINT PAIN ASSOCIATED WITH ATHLETIC ACTIVITY) AND TERMIN8 (FOR ATHLETE'S FOOT FUNGAL INFECTIONS).


     NOTE: THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE INCLUDE STATEMENTS ABOUT SUCH MATTERS AS THE PURSUIT, MERITS OR POSSIBLE OUTCOMES AND IMPACTS OF, EXPENSES TO BE INCURRED IN CONNECTION WITH POSSIBLE RECOVERIES AND DAMAGES FROM THE LITIGATION DESCRIBED ABOVE. WE HAVE NO DUTY TO UPDATE SUCH STATEMENTS. ACTUAL FUTURE EVENTS AND CIRCUMSTANCES (INCLUDING FUTURE RESULTS) COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN THESE STATEMENTS DUE TO VARIOUS FACTORS. THESE FACTORS INCLUDE THE POSSIBILITY THAT THE LITIGATION COULD BE SETTLED OR DISMISSED, OUR THEORIES OF DAMAGES COULD BE REJECTED, MATERIAL COUNTERCLAIMS COULD BE FILED AGAINST US, THE COURT COULD ASSESS COSTS OR OTHER LOSSES AGAINST US, ONGOING LEGAL EXPENSES AND DISTRACTION TO MANAGEMENT'S TIME AND ENERGIES COULD ADVERSELY AFFECT OUR ONGOING OPERATIONS, AND OTHER RISKS AND UNCERTAINTIES, INCLUDING THOSE DETAILED IN OUR FILINGS WITH THE SEC.

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